Exhibit 99.1

SideChannel’s Enclave Zero Trust Software Selected to Modernize Cyber Defenses for Major Arizona City, Protecting Vital Infrastructure

WORCESTER, MA / ACCESS Newswire / July 15, 2025 – SideChannel, Inc. (OTCQB:SDCH) (“SideChannel”), a leader in cybersecurity software and services, today announced that a major Arizona city has selected its Enclave platform to modernize and secure its municipal networks. The rollout includes more than 1,700 Enclave agents and further exemplifies the growing momentum behind Enclave as a trusted cybersecurity solution for federal, state, and local government agencies.

Municipalities across the country remain targets for ransomware and data breaches. In recent years, cities have experienced 911 dispatch, water billing, and court system shutdowns. Police and city data has been stolen and leaked online. Contingency plans have been invoked to keep services online and to protect public health. Recovery costs for three recently reported incidents were estimated at $7 million, $8.5 million, and $19 million. The constant threat to municipal network infrastructures puts taxpayers at real risks. Enclave’s zero trust solution was purpose-built to prevent and mitigate these threats.

The Information Security Officer of the Arizona city who has recently selected Enclave stated, “Enclave represents another tool in the city’s layered approach to cybersecurity, helping us advance our technological capabilities while reducing risk across critical city services. By adding Enclave’s zero-trust microsegmentation and asset visibility to our existing controls, we can advance our zero-trust initiatives in a practical, manageable way, providing secure, policy-driven access that protects resident data and ensures essential city operations remain resilient against evolving cyber threats.”

With Enclave, the city gains deep visibility into critical systems, insulates systems from attack, and replaces outdated tools with a streamlined, modern cybersecurity solution. Enclave delivers comprehensive network security, identity management, and threat prevention through microsegmentation, asset intelligence, and integrated security controls. Its zero-trust capability enables granular policy enforcement, proactive vulnerability discovery, and hardened segmentation—all with low overhead and rapid deployment.

“This city’s leadership joins a growing number of public sector organizations turning to Enclave to strengthen their defenses. Enclave is not just security software. It’s a full modernization of how cities protect and control their most vital assets” said David Menichello, Chief Revenue Officer of SideChannel.

This deployment builds on Enclave’s momentum following its recent selection by a second branch of the U.S. Department of Defense. From military-grade networks to municipal infrastructure, Enclave is proving its value in protecting some of the most targeted and critical systems in the United States.

This engagement reflects SideChannel’s broader mission: delivering elite-level cybersecurity capabilities once reserved for large enterprises to the organizations and agencies that need them most.

To learn more about Enclave, visit www.sidechannel.com/enclave.

About SideChannel

SideChannel helps emerging and mid-market companies protect their assets. Founded in 2019, we deliver comprehensive cybersecurity plans through a series of actions branded SideChannel Complete.

SideChannel deploys a combination of skilled and experienced talent and technological tools to offer layered defense strategies supported by battle-tested processes. SideChannel also offers Enclave, a network infrastructure platform that eases the journey from zero to zero-trust. Learn more at sidechannel.com.

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Investor Contact

Ryan Polk
ir@sidechannel.com

Forward-Looking Statements

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